                                                                    EXHIBIT 11.1

                              FTP SOFTWARE, INC.

           WEIGHTED SHARES USED IN COMPUTATION OF EARNINGS PER SHARE

                                              FULLY DILUTED         PRIMARY
FOR THE YEAR ENDED DECEMBER 31, 1993:
   Common stock outstanding, beginning
    of the year                                 17,152,240        17,152,240
   Issuance of cheap stock                       3,368,432         1,850,524
   Weighted average common stock issued
    during 1993                                  1,256,660         1,256,660
   Weighted average common stock
    purchased during 1993                         (907,418)         (907,418)
   Weighted average common stock equivalents     6,785,160         6,785,160
   Weighted average treasury shares
    acquired using the treasury stock method      (294,032)       (1,008,002)
                                                ----------        ----------
   Weighted average shares of common stock
    outstanding, end of the year                27,361,042        25,129,164
                                                ==========        ==========

FOR THE YEAR ENDED DECEMBER 31, 1994:
   Common stock outstanding, beginning of the
    year                                        21,693,780        21,693,780
   Weighted average common stock issued
    during 1994                                    768,112           768,112
   Weighted average common stock equivalents     7,911,313         7,940,918
   Weighted average treasury shares acquired
    using the treasury stock method             (1,303,289)       (1,849,923)
                                                ----------        ----------

   Weighted average shares of common stock
    outstanding, end of the year                29,069,916        28,552,887
                                                ==========        ==========

FOR THE YEAR ENDED DECEMBER 31, 1995:
   Common stock outstanding, beginning of
    the year                                    23,344,122        23,344,122
   Weighted average common stock issued
    during 1995                                  1,811,161         1,811,161
   Weighted average common stock
    equivalents                                  4,304,545         4,304,545
   Weighted average treasury shares acquired
    using the treasury stock method             (1,197,232)       (1,244,628)
                                                ----------        ----------
   Weighted average shares of common stock
    outstanding, end of the year                28,262,596        28,215,200
                                                ==========        ==========

All shares information contained in the per share calculation have been adjusted to reflect an 8-for-1 split of the Common Stock.
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(1) In accordance with SEC Staff Accounting Bulletin No. 83, issuance of Common
    Stock and Common Stock equivalents (stock options) one year prior to the initial filing date of a registration statement for an initial public offering at share prices below the initial public offering price of $19.00 per share ("Cheap Stock"), are considered to have been made in anticipation of the public offering and have been included as if the shares were outstanding for all periods presented prior to the initial public offering using the treasury stock method at the initial public offering price.